EXHIBIT 32

 CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 12, 2013

By: /s/ Chien Chih Liu

           Chien Chih Liu

            Chief Executive Officer

Principal Executive Officer

By: /s/ Chu Keung  Andrew Chow

            Chu Keung Andrew Chow

           Chief Financial Officer

(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Rotoblock and will be retained by Rotoblock and furnished to the Securities and Exchange Commission or its staff upon request.